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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 7, 2000


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-22664                    75-2504748
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

          4510 LAMESA HIGHWAY, SNYDER, TEXAS                        79549
       (Address of principal executive offices)                   (Zip Code)

                                 (915) 573-1104
              (Registrant's telephone number, including area code)

                                    No Change
         (Former name or former address, if changed since last report.)





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ITEM 5. OTHER EVENTS.

     On February 7, 2000, the Registrant issued the following press release:

            PATTERSON ENERGY, INC. EXECUTES AGREEMENT IN PRINCIPLE TO
                           ACQUIRE EIGHT DRILLING RIGS

Snyder, Texas, February 7, 2000 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) announces that on February 4, 2000, Patterson Energy, Inc. ("Patterson") and High Valley Drilling, Inc. ("High Valley"), executed an Agreement in Principle whereby Patterson would acquire High Valley. The assets of High Valley consist of eight drilling rigs (four diesel-electric and four mechanical) and other related drilling equipment. The rigs range from 1,000 to 2,500 horsepower with drilling capacity ranging from 10,000 to 25,000 feet. Consideration for the acquisition will include 1,150,000 unregistered shares of Patterson's common stock and three-year warrants to acquire an additional 127,000 shares at an exercise price of $22.00 per share. Consummation of the acquisition is subject to among other matters, the execution of a mutually agreeable definitive agreement. Consummation is expected to occur during the first fiscal quarter of 2000.

The eight drilling rigs require certain capital expenditures including, but not limited to drill pipe for each of the rigs. Patterson's management estimates these expenditures to approximate $8 to $10 million. Three of the rigs are expected to be operable by the end of the second fiscal quarter 2000 with the remaining five rigs entering the Company's operable drilling fleet by fiscal year end 2000.

Cloyce A. Talbott, Patterson's Chairman and CEO, stated "...we believe that the diesel-electric rigs will enhance the Company's presence in the deep-onshore natural gas markets and the four mechanical rigs will further enhance our operations in the Permian Basin."

Patterson Energy, Inc. a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) with operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.

Statements made in this press release that state the Company or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, the impact of declines in prices of oil and natural gas on the demand for the Company's services and the associated effect on day rates and rig utilization, industry conditions, integration of acquisitions, demand for oil and natural gas, and the ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to, the Company's report on Form 10-K for the year ended December 31, 1998. Copies of these filings may be obtained by contacting the Company or the SEC.

For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice President-Finance, Chief Financial Officer
(915) 573-1104

investrelations@patenergy.com


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PATTERSON ENERGY, INC.




Date: February 9, 2000            By:/s/ Jonathan D. Nelson
                                     -------------------------------------------
                                        Jonathan D.(Jody) Nelson
                                        Vice President-Finance